UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

MINN-DAK FARMERS COOPERATIVE

(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, North Dakota		58075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

On October 30, 2008, the Company renewed, through November 1, 2009, the Revolving Credit Supplement, the Bid Loan Supplement and the Term Loan Supplement, all part of a short term and long term loan agreement package with its primary lender CoBank (“the Bank”). The loan agreements include the following:

•	The revolving Credit and Bid Loan Supplements were renewed at the same level as the previous year, totaling $50 million and $15 million respectively.

•	The Term Loan Supplement amount increased $10 million to a total of $25.8 million.

The pricing formulas for determining the interest rates and commitment fee rate that the Company will be charged by the Bank were changed to reflect the Bank’s increased cost of borrowing – a result of the current credit crisis in the financial markets. The other major provisions of the Loan Supplements with the Bank remained the same. The Revolving and Bid Loan Supplement agreements with the Bank were due to expire on November 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: November 4, 2008	By	/S/ David H. Roche
David H. Roche President and Chief Executive Officer